UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 493-8219

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series H	SNUS PF H	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series I	SNUS PF I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events

On September 15, 2026, Santander Holdings USA, Inc. announced that it will redeem all of the 135,000 outstanding shares of its Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series I, and the corresponding 5,400,000 depositary shares (“Depositary Shares”), each representing a 1/40th interest in a share of the Series I Preferred Stock.

The redemption will occur on October 15, 2026. The Depositary Shares will be redeemed at a redemption price of $25.00 per Depositary Share. The redemption price does not include the regular quarterly dividend that was previously declared and that will be paid separately on October 15, 2026 to holders of record as of the close of business on September 30, 2026.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
Dated: September 15, 2026	Name:	Gerard A. Chamberlain
	Title:	Executive Vice President and Senior Deputy General Counsel